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                                                                    Exhibit 99.1



MAIL.COM AGREES TO ACQUIRE NETMOVES, THE LEADING INTERNET DOCUMENT DELIVERY COMPANY

Acquisition Provides Mail.com with Complementary Internet-based Messaging Products, Over 7,000 Corporate Customers and Experienced Business Messaging Sales Force.

NEW YORK, NY and EDISON, NJ --December 13, 1999-- Mail.com, Inc. (NASDAQ: MAIL), a leading global provider of Internet messaging services, and NetMoves Corporation (NASDAQ: NTMV), the leading provider of Internet document delivery solutions, today announced that Mail.com has signed a definitive merger agreement with NetMoves. NetMoves provides corporations with secure, reliable and cost-effective methods of delivering business-critical documents through a range of innovative outsourced solutions, including its market-leading line of Internet fax services.

NetMoves brings to Mail.com over 7,000 corporate customers, an experienced sales force, an established international reseller network, a full range of service offerings complementary to Mail.com's suite of business messaging services and a globally deployed IP messaging network.

NetMoves is best known as the pioneer and market leader in Internet fax solutions. The company currently serves over 146,000 users across 150 countries through its network of 28 IP nodes in 20 countries. NetMoves' customers and partners include: ADP, Airborne Express, bSquare, Disney, Hewlett-Packard, PPG, Improvenet.com, J.D. Power, Norwegian Cruise Lines, New York Times, Rent.net, Panasonic, Worldspan and Yahoo!

NetMoves' outsourced Internet fax solutions integrate fax with e-mail, eliminating the need for companies to deploy and manage their own fax infrastructure such as fax machines and servers, and the costly analog telecommunications lines that go with them. Connecting to NetMoves' Global Internet Document Delivery Network allows customers to distribute one or thousands of business critical documents using the latest technology without any of the risk. NetMoves' comprehensive set of messaging solutions includes Internet fax services such as IP-based e-mail-to-fax and fax-to-e-mail, enterprise high-volume broadcast services, EDI-to-fax and production fax services, serving enterprise environments ranging from Microsoft Windows CE handhelds, desktop PC's, Web servers, SAP installations and mainframes.

Gerald Gorman, Chairman and Chief Executive Officer of Mail.com said, "NetMoves' award winning IP-based document delivery solutions significantly enhance Mail.com's product offering for the business messaging market. Their team of 40 sales professionals, relationships with over 200 international resellers and international IP messaging network will rapidly accelerate Mail.com's market penetration. We look forward to serving NetMoves' corporate customers as well as our existing customer base with an expanded set of Internet-based messaging solutions."

Thomas Murawski, President, Chairman and CEO of NetMoves, will join Mail.com's Board of Directors and serve as CEO of Mail.com's business messaging division. Prior to joining NetMoves, Mr. Murawski was President and General Manager of ITT World Communications.


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Mr. Murawski said, "We are eager to join forces with Mail.com at the forefront of the rapidly developing Internet messaging revolution. We believe that the unbeatable combination of NetMoves' and Mail.com's complementary expertise, customers, technology and service offerings will solidify our position as the leading provider of outsourced messaging solutions in the corporate market. We look forward to joining the Mail.com team and accelerating its growth as the leader in the Internet messaging market."

The all stock transaction provides for stockholders of NetMoves to receive
0.385336 shares of Mail.com Class A common stock for each share of NetMoves common stock and is valued at approximately $173 million on a fully-diluted basis, based upon the 10-day average closing price of Mail.com common stock through December 10, 1999. Expected to close in the spring of 2000, the acquisition is subject to various typical conditions, including approval by NetMoves' stockholders.

About Mail.Com

Mail.com, Inc. (http://corp.mail.com) is a leading Internet Messaging Company serving all four market segments that provide e-mail services: direct to consumers, Web sites, ISPs and corporations. Mail.com serves the consumer market through the Mail.com flagship site, www.mail.com, and over 40 high traffic partner Web sites such as NBC, Time Warner, CBS SportsLine, CNET, Standard & Poor's and Snap.com. The Company's ISP and corporate partners include AT&T, Continental Airlines, EarthLink, GTE and Prodigy.

About NetMoves

NetMoves Corporation (http://www.netmoves.com) specializes in Internet messaging solutions to deliver business-critical documents at net speed. Acknowledged by IDC as the global leader in Internet Fax message volume and revenue in 1998, the company serves over 146,000 users across 150 countries through a continuum of Internet Document Delivery solutions, including: e-mail-to-fax, fax-to-e-mail, high volume broadcast, e-commerce, EDI-to-fax and enterprise-wide fax solutions for Microsoft Exchange, SAP and other environments.

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of Mail.com and NetMoves. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors which could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Mail.com's and NetMoves' reports and documents filed from time to time with the Securities and Exchange Commission.

Contact:

     Mail.com Investor Contact:
     Kathleen Holmes Robb

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     212/425-4200 x376
     kholmesrobb@staff.mail.com

     Mail.com Media Contact:
     Holly Lehr
     212/425-4200 x422
     hlehr@staff.mail.com

     NetMoves Investor Contact:
     Peter Macaluso
     732/906-2000 x2289
     macaluso@netmoves.com

     NetMoves Media Contact:
     Bill Fallon
     732/906-2000 x2289
     fallon@netmoves.com

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of Mail.com and NetMoves. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors which could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Mail.com's and NetMoves' reports and documents filed from time to time with the Securities and Exchange Commission.